Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT dated effective as of the 8th day of January,
2008.

BETWEEN:

              DYNAMIC GOLD CORP., a company organized in accordance with the laws of the State of Nevada (hereinafter called the "Borrower")

                      -
                      and

              TIM COUPLAND, an individual, residing in the Province of British
              Columbia (hereinafter called the "Lender")

WHEREAS:

1.	The Lender has agreed to lend to the Borrower and the Borrower has agreed to borrow from the Lender, the principal amount of U.S. $75,000 on the terms and subject to the conditions contained herein.

2.	As continuing security for the repayment of the Indebtedness, the Borrower has agreed to execute and deliver a general security agreement to the Lender for the full Indebtedness due under the Loan.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged) the parties hereto agree as follows:

Definitions

For the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Administrative Body" means any domestic or foreign, national, federal, provincial, state, municipal or other local government or regulatory body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing;

(b)	"Agreement", "this Agreement", "hereto", "herein", "hereof', "hereby", "hereunder" and similar expressions refer to this Loan Agreement and not to any particular section or other portion hereof, and the expressions "article" or "section" followed by a number mean and refer to the specified article or section of this Loan Agreement;

(c)	"Business Day" means a day other than Saturday, Sunday or a statutory holiday, or any other day upon which the Lender is not open for the transaction of business throughout normal business hours, at its principal office, in the City of Vancouver;

(d)	"Business Hours" means those hours on a Business Day during which the Lender or the Borrower, as the case requires, is normally open to the public for the conduct of its business;

(e)	"Control" and "Controlled" shall have the same meaning as defined in the Business Corporations Act, (Alberta), and "controlling" shall have a comparable meaning;

(f)	"Corporate Distribution" means:

	(i)	the declaration by the Borrower of any dividend or other distribution based on issued shares of the Borrower;

	(ii)	the purchase, redemption or retirement, by the Borrower, of any issued shares of the

Borrower;

(iii)	the payment by the Borrower of any management, consulting fee, or bonus to shareholders or persons related to shareholders, other than normal remuneration payable to employees, directors, officers or consultants of the Borrower or reimbursement of Project expenses incurred by such Persons; and

(iv)	any payment by the Borrower on account of any principal or interest on any loans or advances owing at any time by the Borrower to any of its Controlled companies or to its shareholders, directors or officers;

(g)	"Default" or "Event of Default" means any of the events specified in section 5.1 hereof, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act;

(h)	"Guarantee" means a guarantee of the Material Subsidiaries to be issued by each of the Material Subsidiaries in favour of the Lender with respect to the Borrower's obligations to the Lendor;

(i)	"Indebtedness" includes all principal, Interest, interest on unpaid interest and costs and expenses payable pursuant to the provisions of this Agreement and the Security, from time to time outstanding;

(j)	"Interest" shall have the meaning ascribed thereto in Section 2.2 hereof;

(k)	"Law" means all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Administrative Body, and any policies voluntary restraints, practices or guidelines of any Administrative Body, and including any principles of common law and equity;

(l)	"Lien" means any mortgage, lien, pledge, charge (whether fixed or floating), security interest, title retention agreement (other than operating leases in respect of tangible personal property which are not in the nature of financing transactions) or other encumbrance of any kind, contingent or absolute but excludes any contractual right of set-off created in the ordinary course of business and any writ of execution, or other similar instrument, arising from a judgment relating to the non- payment of Indebtedness;

(m)	"Loan" means a loan from the Lender to the Borrower in the aggregate principal amount of U.S.. $75,000, of which $10,000 was advanced by the Lender to the Borrower on December 8, 2006, $10,800 was advanced by the Lender to the Borrower on March 31,2007, $10,000 was advanced by the Lender to the borrower on April 3, 2007, $19,200 was advanced by the Lender to the borrower on December 21, 2007 and $25,000 was advanced by the Lender to the Borrower on January 8, 2008. The principal amount outstanding under the Loan from time to time shall be evidenced by the Promissory Note;

(n)	"Material Subsidiaries" means Dynamic Grovel Holdings Ltd. and any other Subsidiary of the Borrower who from time to time owns Mortgaged Property and "Material Subsidiary" means anyone of them;

(o)	"Maturity Date" means January 8, 2009;

(p)	"Mortgaged Property" means and includes all the undertaking, property, intellectual property and otherwise whatsoever, and wheresoever situate, and assets of the Borrower and Material Subsidiaries expressed herein or in the Security Agreement, or by any instrument supplemental hereto or thereto, to be mortgaged, hypothecated, pledged, charged, ceded and/or transferred, or in which a security interest is granted, or intended so to be, in favour of the Lender;

(q)	"Permitted Encumbrances" means anyone or more of the following:

(i) those mortgages and other charges set out in Schedule "A" or specifically approved from time to time by the Lender in writing, and, if requested by the Lender, postponed to the charges described in the Security pursuant to an agreement acceptable to the Lender;

(ii) security given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Borrower and Material Subsidiaries;

(iii) Liens for taxes, assessments and governmental charges which are not due or the validity of which is being diligently contested in good faith by the Borrower or the Material Subsidiaries; and

(iv) mechanics', builders' materialmen' s and like Liens in respect of services rendered or goods supplied for which payment is not at the time more than sixty (60) days past due or is being diligently contested in good faith by the Borrower and the Material Subsidiaries;

(r)	"Person" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization or any other association, a corporation and a government or any department or agency thereof;

(s)	"Promissory Note" means a promissory note or promissory notes issued by the Borrower evidencing the principal amount outstanding under the Loan;

(t)	"Security" means the Security Agreement and any other instrument or agreement from time to time that purports to secure the Indebtedness;

(u)	"Security Agreement" means a general security agreements of the Borrower and Material Subsidiaries to be issued by the Borrower in favour of the Lender as collateral security for the payment of the Indebtedness;

(v)	"Subsidiary" means any Person of which more than 50% of the outstanding Voting Securities are owned, directly or indirectly by or for the Borrower, provided that the ownership of such securities confers the right to elect at least a majority of the board of directors of such Person, or a majority of Persons serving similar roles and includes any legal entity in like relationship to a Subsidiary; and

(w)	"Voting Securities" means securities of capital stock of any class of any corporation, partnership units in the case of a partnership, trust units in the case of a trust or other evidence of ownership serving similar purposes, carrying voting rights under all circumstances, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of an event will not be considered Voting Securities, whether or not such event will have occurred, nor will any securities be deemed to cease to be Voting Securities solely by reason of a right to vote accruing to securities of another class or classes by reason of the happening of such event.

ARTICLE 1 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

1.1	Representations and Warranties

The Borrower represents and warrants to the Lender, on the date hereof and acknowledges that the Lender is relying on such representations and warranties in entering into this Agreement and in making the Loan, as follows:

(a)	Status

The Borrower has been duly incorporated and organized and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation, and has full capacity and power to carry on its business and to own and lease property; the Borrower has the power and is duly authorized to borrow the monies herein contemplated, and to enter into, execute, deliver and perform this Agreement and the Security Agreement, and holds all necessary licences, permits and consents to carry on such business in all jurisdictions in which it does so;

(b)	Non-Violation of Other Instruments and Authorization

	(i)	The borrowing of money by the Borrower, the entering into and performance of this Agreement and the Security Agreement does not conflict, and will not result with the passage of time or otherwise, in a breach or violation of, or constitute a default under, its articles of incorporation or its by-laws, or any of the covenants or the provisions contained in any agreement to which it is a party, or by which it or its assets are, or may be, bound, or to which it or its assets are, or may be, subject, and does not require the consent or approval of any person; and

	(ii)	All necessary steps and proceedings have been taken by the Borrower, and all consents have been obtained to authorize the entering into, delivery and performance of this Agreement and the Promissory Note and to create and authorize the issuance, delivery and performance of the Security Agreement;

(c)	Valid Security

This Agreement, the Promissory Note and the Security Agreement constitute valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject to the usual bankruptcy, insolvency and equitable principles;

(d)	Title to Assets and Property

Subject only to the Permitted Encumbrances, the Borrower has good and marketable title to the Mortgaged Property owned by it free and clear of any encumbrances or security interests whatsoever, and no person has any agreement or right to acquire any of such properties out of the ordinary course of business;

(e)	No Default

The Borrower is not in default in the performance or observance of any of the material obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound;

(f)	Compliance with Laws

To the best knowledge and belief of the Borrower, the Borrower is not in breach of any by-law, law, statute, regulation, rule or order of any governmental authority relating in any way to the Mortgaged Property, or the operation of its business, or both;

(g)	Judgments and Executions

There are no judgments or executions filed or pending against the Borrower;

(h)	Insolvency Proceedings

The Borrower has not made any assignment for the benefit of creditors, nor has any receiving order been made against it under the provisions of the Bankruptcy and Insolvency Act (Canada), nor has any petition for such an order been served upon it, nor are there any proceedings in effect or threatened under the provisions of the Winding-Up and Restructuring Act (Canada) or the Companies' Creditors Arrangement Act (Canada), nor has any receiver, receiver and manager, monitor, custodian or official with similar powers been appointed by court order or privately respecting the Borrower, or any of its assets or property;

(i)	Leases

The Borrower is in good standing under all leases to which it is a party, and no right currently exists in any lessor or lessee thereunder to terminate any such lease, and each such lease is valid and binding;

(j)	Taxation Procedures

The Borrower has duly and timely filed all tax returns required to be filed by it, and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against it on or before the date hereof. Adequate provision and installment payments have been made for taxes and governmental royalties payable for the current period for which returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return, or payment of any taxes, governmental charge, governmental royalties or deficiency against the Borrower;

(k)	Employee Payments

The Borrower has withheld from each payment to any of its officers, directors and employees the amount of all taxes, including but not limited to, income tax and other deductions required to be withheld therefrom, and has paid the same to the proper tax or other receiving authorities within the time required under any applicable tax legislation;

(l)	Material Liabilities

As of the date hereof, there are no material liabilities of the Borrower of any kind whatsoever, absolute or contingent, in respect of which the Borrower is, or may become, liable or obligated to pay on or after the date of this Agreement which are not fully and properly reflected in the financial information of the Borrower previously delivered to the Lender;

(m)	Ownership or Licence

The Borrower owns or licenses, free of adverse claim, all licences, patents, trademarks, copyright, industrial designs, know how, trade secrets and other industrial and intellectual property used in connection with its business, and all such licences are in good standing and registered as applicable; and

(n)	Litigation

As of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings outstanding and, to the Borrower's knowledge after having made reasonable inquiry, there are no such proceedings pending or threatened, against the Borrower.

1.2	Survival of Representations, Warranties and Covenants

The covenants, agreements, representations and warranties set forth in this Agreement, and in any certificate or other document delivered hereunder, shall continue in full force and effect until repayment in full of all of the Indebtedness.

ARTICLE 2 - REPAYMENT, INTEREST AND CONVERSION

2.1	Principal Amount

The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender a Loan in the principal amount of up to U.S. $75,000, which Loan shall be repayable in accordance with the terms of this Agreement. The outstanding principal amount due and payable from the Borrower to the Lender pursuant to the Loan from time to time shall be evidenced by a Promissory Note or Promissory Notes delivered by the Borrower to the Lender at the time of any advance or advanced from the Lender to the Borrower. The Borrower hereby acknowledges receipt on: (i) December 8, 2006 of the principal amount of $10,000; (ii) March 31, 2007 of the principal amount of $10,800; (iii) April 3, 2007 of the principal amount of $10,000; (iv) December 21, 2007 of the principal amount of $19,200; and (v) January 8, 2008 of the principal amount of $25,000; advanced by the Lender and forming part of the Loan.

2.2	Interest

Interest shall accrue and be payable on the outstanding amount of the Loan at a rate per annum equal at all times to ten (l0%) percent. Interest shall be payable, before and after demand, default and judgment, at the same rate until paid in full. In the event the foregoing rate of interest on all overdue payments under this Agreement is not recoverable under applicable law, the applicable rate of interest shall be reduced to the highest rate permitted under applicable law. Interest shall accrue for the exact number of days such Indebtedness is outstanding and shall be calculated on the basis of a three hundred and sixty-five day year. Accrued and unpaid interest on the Loan shall be paid in full by the Borrower on the Maturity Date.

2.3	Repayment

Notwithstanding anything else contained herein or in the Security Agreement, the Indebtedness shall be due and payable in full by the Borrower to the Lender on the earlier of

(a)	the Maturity Date; or

(b)	any demand for payment as a result of an Event of Default pursuant to Section 5.1.

2.4	Place and Manner of Payment

All sums to be paid the Lender pursuant to the terms of this Agreement, whether for principal, interest or otherwise, shall be paid to the Lender at its offices as designated pursuant to Article 7 hereof.

2.5	No Set-Off

The obligations of the Borrower to make all payments of amounts due with respect to the Loan shall be absolute and unconditional, and shall not be affected by any circumstance, including without limitation, any set-off, compensation, counter-claim, recoupment, defence or other right which the Borrower may have against the Lender or anyone else for any reason whatsoever.

2.6	Use of Proceeds

Proceeds from the Loan granted hereunder shall be used solely for the purpose of satisfying and paying costs and expenses of the Borrower associated with:

(a)	the acquisition of the Northern Gravel and Super Mammoth 5 gravel claims by the Borrower, through its wholly owned subsidiary; and

(b)	accounts payable and general working capital.

2.7	General Provisions

(a)	All interest, fees and other amounts payable by a party hereunder shall accrue daily, be computed as described herein, and be payable both before and after maturity, default and judgment.

(b)	To the maximum extent permitted by law, the covenant of a party to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of such party .

(c)	In no event shall any interest, fees or other amounts payable hereunder exceed the maximum rate permitted by law. In the event and for so long as any such interest or fee exceeds such maximum rate, such interest or fee shall be reduced to the maximum rate recoverable under law.

(d)	The records and entries kept and made by the Lender shall constitute prima facie evidence of the matters recorded therein and the existence and amounts of the obligations of the parties hereunder, provided, however, that the failure of the Lender to record or to correctly record any such amount or date shall not affect the obligation of a party to pay amounts actually due hereunder in accordance with this Agreement.

(e)	All principal, interest, fees and other amounts payable hereunder shall be paid by a party in United States Dollars on the day such amount is due by cheque or time of deposit to the account of the party entitled thereto or transfer thereof to the account of such party in Vancouver, British Columbia.

2.8	General Indemnity of the Borrower

To the extent not otherwise provided for herein, the Borrower shall indemnify, defend and hold harmless the Lender from and against any and all losses, costs, expenses, damages, claims or liabilities incurred by the Lender with respect to any Loan to the Borrower hereunder whether before, during or after any period that such Loan are outstanding including, without limitation, any loss of profits, commissions or fees anticipated hereunder, and any expense or cost incurred in the liquidation and re-deployment of any funds acquired by the Lenders to fund or maintain any portion of such Loans hereunder in all cases as a result of the failure of the Borrower to borrow or make repayments on the dates required hereunder.

ARTICLE 3 - SECURITY

3.1	General Security Agreement

To secure the due and punctual payment of the Indebtedness due and outstanding from the Borrower or any Material Subsidiaries to the Lender under this Agreement and the Promissory Note from time to time, and to secure the due and punctual performance of the Borrower's other obligations and covenants hereunder, the Borrower and the Material Subsidiaries shall execute and deliver the Security Agreement to the Lender, each of the Material Subsidiaries shall execute and deliver the Guarantee in favour of the Lender with respect to the Borrower's obligations to the Lender, and such other security requested by the Lender, acting reasonably.

3.2	Additional Security - Other Jurisdictions

In the event that any of the Security granted by the Borrower or any Material Subsidiaries to the Lender specified or contemplated above cannot be registered or perfected in any jurisdiction in the form in which such Security was taken, the Borrower or any Material Subsidiaries agree to execute and deliver to the Lender or cause to be executed and delivered to the Lender, on the request of the Lender, such form of security agreements or security documentation as may be reasonably necessary in order to comply with or meet the requirements of laws or procedures of any jurisdiction in which the Borrower or any Material Subsidiaries carries on business or has property or assets or customers, in order to insure that the Lender has valid and enforceable Security which can be properly registered and perfected in all such jurisdictions covering all of the Mortgaged Property of the Borrower or any Material Subsidiaries. Such Security agreements or such Security documentation shall be in a form satisfactory to the Lender and its solicitors, acting reasonably, and on terms consistent with the provisions of this Agreement.

3.3	Discharge

Upon the repayment in full of the Indebtedness and the payment of accrued interest on the Loan to the Lender, the Lender shall, discharge all charges and liens under the Security and execute and deliver to the Borrower, such deeds or other instruments as shall be requisite to discharge the charges and liens thereof.

3.4	Repayment of Promissory Note and Conflict

The Parties agree that payment of the principal amount outstanding on the Loan on the terms and conditions provided for herein constitutes repayment of the Promissory Note and the indebtedness evidenced thereby and the Lender shall not be entitled to demand repayment of the Promissory Note except in accordance with the terms and conditions of this Agreement. The Promissory Note shall be cancelled and returned to the Borrower upon payment and satisfaction in full of all Indebtedness. To the extent of any conflict, inconsistency or discrepancy between the provisions of the Promissory Note and the provisions of this Agreement, the provisions of this Agreement shall prevail.

3.5	Sale of Assets

In the event of a sale of property, assets, or undertaking of the Borrower in respect of which the Lender's consent has been obtained under this Agreement, the Borrower shall cause the net proceeds of sale to be paid into a cash collateral account forming part of the Security to be applied, at the option of the Borrower: a) as all or a portion of a prepayment pursuant to Section 2.4 at any time that such a prepayment may be made; or b) as repayment of the Indebtedness at maturity. Such proceeds in either case shall be applied firstly to interest, and thereafter to principal to the extent of the funds received, unless otherwise agreed by the Lender at its sole option.

ARTICLE 4 - COVENANTS

4.1	Positive Covenants

The Borrower hereby covenants and agrees with the Lender that so long as any of the Indebtedness remains unpaid:

(a)	To Pay Indebtedness

The Borrower will, duly and punctually payor cause to be paid to the Lender, the Indebtedness at the dates, time and places, and in the manner provided for herein;

(b)	Notice of Removal of Assets From Jurisdiction

If at any time or from time to time, the Borrower desires to remove assets which comprise part or all of the Mortgaged Property from a jurisdiction in which the Security Agreement is validly registered to any jurisdiction other than a jurisdiction in which the Security Agreement is validly registered, the Borrower will, prior to removing such assets from a jurisdiction in which it is registered to a jurisdiction in which it would not be registered, give the Lender ten (10) days' notice thereof, accompanied by a full description of such assets and the proposed location thereof, and shall deliver, prior to the removal of such assets, such documents and instruments filed or registered pursuant to applicable law, if required, as may be necessary to preserve and perfect the Lender's security interest therein in such other jurisdiction in form and content satisfactory to the Lender and its counsel, and shall pay all legal and registration costs in connection therewith;

(c)	Notice of Litigation and Defence of Title

The Borrower will give the Lender prompt written notice of any action, suit, litigation or other proceeding which is commenced or threatened against the Borrower and which involves either a claim or potential claim which is not or would not be fully covered by insurance and which is in excess of Ten Thousand Dollars ($10,000). The Borrower shall defend the Mortgaged Property against all persons claiming the Mortgaged Property or an interest therein;

(d)	Notice of Material Change

The Borrower will give the Lender prompt written notice of any material change in the business or condition of the Borrower, financial or otherwise, or of any material loss, destruction or damage of or to any properties or assets of the Borrower, including notice of any demand upon, or change in the terms and conditions governing, the operating or similar line of credit of the Borrower with its bank;

(e)	Notice of Change of Name

The Borrower will give the Lender thirty (30) days prior written notice of any intended change of the name of the Borrower;

(f)	Other Information

The Borrower will promptly furnish the Lender with such other information respecting the Borrower, its properties, assets, anticipated contracts, acquisitions, investments and other matters and information relating to the Borrower and its business, as the Lender may from time to time reasonably request;

(g)	To Maintain Existence

The Borrower will at all times maintain its corporate existence and ensure that the performance of this Agreement will not conflict with its constating documents or any agreement to which it is a party;

(h)	To Carryon Business and Abide by Government Regulations

The Borrower will carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account, and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business, and will at all times abide by all federal and provincial laws, municipal by-laws and all government regulations pertaining to the operation of the business of the Borrower;

(i)	To Pay Taxes

The Borrower will payor cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or any part thereof, as and when the same become due and payable, save and except when, and so long as, the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is in good faith, by proper legal proceedings, being contested by it, provided such proceedings effectively postpone enforcement of any lien arising from non-payment;

(j)	To Insure

	(i)	The Borrower will insure the Mortgaged Property with such carriers and in such amounts, and against such risks and with such loss payable clause as shall be reasonably satisfactory to the Lender. All policies of insurance shall provide for ten (l0) days written notice of cancellation to the Lender, and the Lender shall have full power to collect any and all insurance upon the Mortgaged Property, and then to apply the same at its option and subject to (iii) below, to repayment of the Indebtedness, or to the restoration or repair of the Mortgaged Property;

	(ii)	Renewal Receipt - No later than thirty (30) days prior to the expiry of any insurance policy required hereby, the Borrower shall deliver to the Lender a renewal receipt, binder or new policy replacing such expiring insurance policy, or otherwise satisfY the Lender that such insurance has been renewed; and

(iii)	Application of Proceeds - The Borrower shall cause the insurance money under all policies required hereunder to be made payable to the Lender (as its interest may appear) or shall otherwise deal with such policies in such manner as to enable any insurance money payable thereunder, in respect of any claim in excess of Ten Thousand Dollars ($10,000), to be collected by the Lender (as its interest may appear) which may elect to have such insurance money applied to replace or repair the relevant assets, or towards prepayment of the monies advanced hereunder whether then due or not. The Borrower shall from time to time, do, sign, execute or endorse all transfers, assignments, cheques, loss claims, receipts, writings and things necessary or desirable for the purposes aforesaid and for such purposes the Borrower hereby irrevocably appoints the Lender its attorney to do, sign, execute and endorse such transfers, assignments, cheques, loss claims, receipts, writings and things in the name of the Borrower and on its behalf as the Lender may deem necessary or advisable;

(k)	Further Assurances

At any and all times the Borrower will do, execute, acknowledge, deliver, file and register, or will cause to be done, executed, acknowledged, delivered, filed and registered all and every such further acts, deeds, conveyances, mortgages, transfers and assurances as the Lender shall reasonably require for the purpose of giving effect to this Agreement;

(1)	Payment of Costs and Expenses

Each of the Borrower and the Lender will pay its own costs in connection with the completion of the Loan provided for in this Agreement, and the Security taken in pursuance hereof, and the preparation and registration of any further security or agreements required as further assurances or as a consequence of amendment or renewal. The Borrower will payor reimburse the Lender and its agents for all reasonable costs, charges and expenses (including legal fees and disbursements) on a lawyer and his own client basis in connection with the enforcement or realization of any such Security, and any amount not so paid shall bear interest at the rate of interest as set forth in Section 2.2 hereof, and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness;

(m)	To Repair

The Borrower will at all times repair and keep in repair and good order and condition, or cause to be so repaired and kept in good order and condition, the Mortgaged Property;

(n)	Change of Address

The Borrower shall notify the Lender of any change of address of any office or other business location of the Borrower existing as at the date of execution herein, and of the location of any new business premises where the Borrower undertakes its business at any time, subsequent to the date of execution herein;

(o)	Notice of Default

The Borrower shall give prompt written notice to the Lender of any Default hereunder;

(p)	Compliance

The Borrower shall perform, observe and comply at all times with the covenants, terms, conditions, stipulations and provisos of this Agreement, the Security Agreement and any agreements and instruments delivered in connection with this Agreement to the extent that it is party to any of the foregoing;

(q)	Access to Premises

The Borrower shall permit the Lender, its servants and agents, to enter into at all reasonable times and upon reasonable notice any business premise owned or occupied by the Borrower to inspect the business operations of the Borrower and all assets and properties of the Borrower including those in which the Lender has security; and

(r)	Acquisition of Gravel Claims

The Borrower will use its reasonable commercial efforts to execute, deliver and complete or will cause to be executed, delivered and completed an agreement or agreements of the Borrower to acquire the North Gravel and Super Mammoth 5 gravel claims.

4.2	Negative Covenants

The Borrower hereby covenants and agrees with the Lender that so long as any of the Indebtedness remains outstanding, without the prior written consent of the Lender, the Borrower will not:

(a)	Not to Sell Assets or Enter Into Amalgamations and Mergers

	(i)	sell or otherwise dispose of any of its property, assets or undertaking including the Mortgaged Property in any manner whatsoever, except in the ordinary course of business, or

	(ii)	amalgamate or merge or enter into any statutory arrangement with any other corporation or entity;

(b)	Attached Fixtures and Accessions

other than accessions to the Borrower's leased motor vehicles (all of which may be removed by the Borrower without damage to the vehicles) permit any personal property forming a part of the Mortgaged Property to become an accession or a fixture, excluding such property that becomes an accession or fixture to property also forming part of the Mortgaged Property, unless the Borrower shall have:

(i)	provided fifteen (15) days prior written notice to the Lender, and

(ii)	obtained and delivered to the Lender such acknowledgments and consents from the owner of the other property as may be necessary to preserve the security interest of the Lender;

(c)	As to Encumbrances

do any act to further or in any way encumber the Mortgaged Property, or create or permit to exist any mortgage, hypothec, charge, pledge, lien or encumbrance, or other security interest, whether by fixed or floating charge, upon its undertaking, property or assets, or any part or parts thereof, which ranks or purports to rank prior to or equal to the Security Agreement, except the Security Agreement and Permitted Encumbrances;

(d)	Not to Commit Waste

except as permitted elsewhere herein, remove or destroy any of its buildings, machinery or any structure whatsoever comprising the Mortgaged Property or the plant, machinery or fixtures attached or appertaining thereto, or otherwise forming part of the Mortgaged Property;

(e)	Restriction on Corporate Distribution

become liable in respect of, or pay, any Corporate Distribution;

(f)	Restriction on Sale and Leasebacks

sell, assign or dispose of any property in any transaction or series of transactions which will conclude with a reacquisition by the Borrower of the same or similar property:

(i)	subject to any encumbrance to which such property was not theretofore subject;

or

(ii)	pursuant to a conditional sale agreement or other title retention agreement, including a financing transaction or capital lease arrangement;

(g)	Capital Expenditures

make any capital expenditures, including financing or capital leases or similar financial arrangements, in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate in any fiscal year, unless included in a capital budget of the Borrower previously approved in writing by the Lender for such fiscal year;

(h)	Not to Pay Related Parties

use the proceeds of the loan to make payments to any "associates" or "affiliates" of the Borrower as such terms are defined by the Business Corporations Act (Alberta);

(i)	Not to Assign Shares

permit, approve or consent to the assignment, sale or transfer of any of the shares in the share capital of the Borrower, directly or indirectly; and/or

(j)	Restrict Use of Proceeds

use the proceeds of the Loan for any purposes other than as set forth in Section 2.7 of this Agreement.

ARTICLE 5 - DEFAULT AND ENFORCEMENT

5.1	Events of Default

Each and every one of the following shall be a Default under this Agreement:

(a)	if the Borrower makes default in payment of the Indebtedness as and when the same becomes due under any provision hereof, and the default is not cured within ten (10) days thereof;

(b)	if the Borrower shall neglect to carry out or observe any covenant or condition (other than those relating to the payment of any Indebtedness) contained in this Agreement, or the Security Agreement, provided the Borrower shall have ten (10) days after receipt of notice from the Lender to make good such default before the Borrower shall be in Default hereunder, or provided that such default cannot be cured within such ten (10) day period and the Borrower so advises the Lender prior to the termination of such ten (10) day period and provided further that such default is capable of being cured and the Lender in its sole discretion is satisfied that the Borrower is diligently proceeding to cure such default, the Borrower shall have an additional ten (10) days to make good such default before the Borrower shall be in Default hereunder;

(c)	if the Borrower ceases, or threatens to cease, carrying on its business or if a petition shall be filed, an order shall be made or a resolution be passed for the winding-up or liquidation of the Borrower;

(d)	if the Borrower shall become insolvent, or shall make a bulk sale of its assets, a general assignment for the benefit of its creditors, a proposal under the Bankruptcy and Insolvency Act, or if a bankruptcy petition shall be filed or presented with respect to the Borrower and such is not removed or discharged prior to the time when any party thereunder shall have the right to realize against the Mortgaged Property, or if a custodian, sequestrator, receiver, receiver and manager, or any other officer with similar powers shall be appointed of its properties, or any part thereof which is, in the opinion of the Lender, acting reasonably, a substantial part thereof;

(e)	if any proceedings respecting the Borrower are commenced under the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any legislation or other provision of law providing for similar effect;

(f)	if an encumbrancer takes possession of the Mortgaged Property or any other property of the Borrower or any part thereof which is, in the opinion of the Lender, acting reasonably, a substantial part thereof, or if a distress or execution or any similar process be levied or enforced against the same and such remains unsatisfied for such period as would permit such property or such part thereof to be sold or seized thereunder;

(g)	if default occurs under any agreement containing an obligation of the Borrower to repay borrowed money or interest thereon to any person and such default is not rectified within the period provided for rectification in any governing agreement;

(h)	if any of the representations and warranties contained herein, or in the Security Agreement shall prove to have been false or misleading in any material respect on the date hereof;

(i)	if the Borrower is in default under the Security Agreement;

(j)	if, without the prior written consent of the Lender, there is any change in the legal or beneficial ownership of the outstanding shares in the share capital of the Borrower, whether or not such is voluntary or involuntary, by operation of law, court order or otherwise, or if any of the outstanding shares of the Borrower are pledged, charged, sold, assigned, transferred, or otherwise encumbered, or if additional shares of the Borrower are issued, such that any of the foregoing cause a change in Control of the Borrower to a person not controlling the Borrower as of the date hereof;

(k)	a failure by the Borrower to perform any undertaking in writing given by the Borrower to the Lender, which failure has not been waived in writing by the Lender: and

(1)	a determination by the Lender, in its sole discretion, that the Mortgaged Property, the Loan or the Security or repayment of the Indebtedness in full is being impaired or jeopardized including, without limitation, if the rights and interests of the Lender under the Notes or Security are endangered or there is an impairment in the value of the Mortgaged Property of the Borrower.

5.2	Acceleration on Default

Upon the occurrence of a Default which is continuing, the Lender may, in addition to any other rights or remedies provided for herein, in the Security, at law, or in equity, declare the Indebtedness to be immediately and fully due and payable, and the same shall forthwith become immediately and fully due and payable, and the Borrower shall forthwith, without the requirement of reasonable notice, pay to the Lender the Indebtedness and the Security shall become immediately enforceable in each and every such event, and the Lender shall thereupon have all rights and remedies available to it at law or in equity, whether by virtue of this Agreement, the Security or otherwise.

5.3	Waiver of Default

The Lender may at any time waive in writing any Default which may have occurred, provided that no such waiver shall extend to, or be taken in any manner whatsoever to affect, any subsequent Default or the rights or remedies resulting therefrom. No delay or failure by the Lender to exercise any right or remedy hereunder shall impair any such right or remedy, or shall be construed to be a waiver of any Default hereunder or under the Security, or acquiescence therein.

5.4	Remedies Cumulative

Each of the remedies available to the Lender is a separate remedy and in no way is a limitation on anyone or more of the other remedies otherwise available to the Lender. The rights and remedies herein expressly specified or in the Security are cumulative and not exclusive. The Lender may, in its sole discretion, exercise any and all rights, powers, remedies and recourses available herein or in the Security, or any other remedy available to it, and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of any election.

ARTICLE 6 - ENFORCEMENT OF SECURITY

6.1	Remedies

In the event of Default and subject to the provisions hereof, the Lender may proceed to enforce its rights by any action, suit, remedy or proceeding available to it under this Agreement, the Security or otherwise authorized or permitted by law or by equity. No remedy for the enforcement of the rights of the Lender shall be exclusive of, or depend on, any other remedy, but anyone or more remedies may from time to time be exercised independently or in combination.

6.2	Remedies Not Prejudiced by Delay

No delay or omission of the Lender to exercise any remedy shall impair any such remedy, or shall be construed to be a waiver of any Default hereunder or under the Security, or acquiescence therein.

6.3	Borrower to Yield Possession

The Borrower binds and obliges itself to yield up possession of the Mortgaged Property to the Lender on demand at any time after Default and prior to the satisfaction in full of the Indebtedness and agrees to put no obstacles in the way of, but to facilitate by all legal means, the actions of the Lender hereunder, and not to interfere with the carrying out of the powers hereby granted to it. The Borrower shall forthwith, by and through its officers and directors, at any time after Default and request in writing by the Lender execute such documents and transfers as may be necessary to place the Lender in legal possession of the Mortgaged Property.

6.4	Lender Entitled to Perform Covenants

If the Borrower shall fail to perform any covenant on its part herein contained, the Lender may, in its discretion, perform any of the said covenants capable of being performed by it, and if any such covenant requires the payment or expenditure of money, the Lender may make payments or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so, and all sums so expended or advanced shall be at once payable by the Borrower on demand, shall bear interest at the rate of Twenty-Five percent (25%) per annum, calculated and payable monthly, in arrears, until paid, and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness, but no such performance or payment shall be deemed to relieve the Borrower from any Default hereunder unless and until the Lender is fully reimbursed for all sums advanced hereunder together with interest thereon as herein provided.

6.5	The Lender as Agent of Borrower and Power of Attorney

Effective after Default and written notification by the Lender that it intends to enforce its Security, the Borrower hereby irrevocably appoints the Lender to be its attorney, and in its name and on its behalf, to execute and carry out any deeds, documents, transfers, conveyances, assignments, assurances, consents and things which the Borrower ought to, or may, sign, execute and do hereunder, and generally to use its name in the exercise of all or any of the powers hereby conferred on the Lender, with full power of substitution and revocation. In the exercise of all of its rights hereunder, the Lender shall be, so far as concerns responsibility for its action or inaction, the agent of the Borrower.

6.6	For the Protection of the Lender

In realizing upon the Mortgaged Property, the Lender shall not be responsible for any loss occasioned by any demand, collection, enforcement, sale or other realization thereof, or the failure to, or delay in, demand, collect, enforce or sell any portion, and the Lender shall not be bound to protect the Mortgaged Property from depreciating in value. Upon any sale or realization of the Mortgaged Property by way of public auction, the Lender may become purchaser free from any right or equity of redemption, which right or equity is expressly waived by the Borrower, and the Lender may, in paying the purchase price, apply so much of the obligations of the Borrower hereunder on account of the purchase price as may be necessary for such purpose.

6.7	Interest Late Payment

Notwithstanding any waiver or enforcement of Default hereunder, the Borrower acknowledges that the Lender shall be paid interest on overdue interest at the rate set forth in Section 2.2 hereof.

6.8	Lender's Agents

The Lender may appoint any agent or representative to exercise any of its rights hereunder.

ARTICLE 7 - NOTICES

7.1	Notices and Deemed Receipt

Any demand or notice to be given by any party hereto to any other party shall be in writing and may be given by personal delivery, or except during any period when postal service is interrupted, by prepaid registered mail or by facsimile transmission, transmission confirmed, addressed or sent as follows:

(a)	to the Borrower at:

DYNAMIC GOLD CORP.
Suite 506, 675 West Hastings Street Vancouver, British Columbia V6B IN2 Fax: (604) 408-3884 Attention: President

(b)	to the Lender at:

TIM COUPLAND
Suite 506, 675 West Hastings Street Vancouver, British Columbia V6B IN2 Fax: (604) 408-3884

and if given by registered mail shall be deemed to have been received by the party to whom it was addressed on the date falling four (4) Business Days following the date upon which it has been deposited in a post office within a city in Canada with postage and cost of registration prepaid, and if personally delivered to an adult during Business Hours, when so delivered, and if given by other communication the third (3rd) Business Hour after confirmed transmission. Any of the above-named parties may change the address or fax number designated from time to time, by notice in writing to the other party hereto.

ARTICLE 8 - MISCELLANEOUS

8.1	Formal Date

For the purpose of convenience this Agreement may be referred to as bearing the formal date first written above, irrespective of the actual date of execution thereof.

8.2	Plurality and Gender, etc.

Words importing the singular number shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender.

8.3	Headings

The Article and section headings are not to be considered part of this Agreement, are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content thereof, and shall not affect the construction or interpretation of this Agreement.

8.4	Law Applicable

This Agreement shall be construed in accordance with the laws of the Province of Alberta and shall be treated in all respects as an Alberta contract. The parties hereto irrevocably attorn to the jurisdiction of the courts situated in Alberta.

8.5	Currency

All dollar amounts referred to in this Agreement and all payments to be made hereunder are in United States funds unless otherwise specified herein.

8.6	Entire Agreement

This Agreement, including the schedules hereto, the Security, and any agreement collateral hereto or thereto constitutes the entire agreement between the parties, and may not be amended or modified in any respect except by written instrument signed by the parties hereto, and all other agreements, undertakings, representations and writings, oral or written, are entirely replaced thereby and are no longer effective.

8.7	Successor Legislation

Any statute referred to herein or in the Security shall be deemed to include that statute as amended, restated and/or replaced from time to time, and any successor legislation to the same general intent and effect.

8.8	Assignment

This Agreement shall enure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

8.9	Business Day

If under the provisions of this Agreement any amount is to be paid or any act or thing is to be done or step is to be taken on a day other than a Business Day, then such amount shall be paid or such act, thing or step shall be done or taken on the next Business Day.

8.10	Financial Terms and Accounting Rules

All financial terms employed and calculations provided for herein shall, unless otherwise specifically provided, be interpreted and applied in accordance with Canadian Generally Accepted Accounting Principles applied on a consistent basis, and applicable on a consolidated basis.

8.11	Conflict

In the event of any conflict between any term, condition or provision of this Agreement and those of the Security, then the term, condition or provision of this Agreement shall govern.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

/ s / Ann-Marie Cederholm	/ s / Tim Coupland
Witness to signature of Tim Coupland	TIM COUPLAND

Name:	Ann-Marie Cederholm
Address::	675 West Hastings Street
Suite 506
Vancouver, BC V6B 1N2

DYNAMIC GOLD CORP.

Per: / s / Rob Hall
       Authorized Signature

SCHEDULE "A"

PERMITTED ENCUMBRANCES

None